Exhibit 99.1

MARKETAXESS TO ACQUIRE U.S. TREASURIES TRADING OPERATOR LIQUIDITYEDGE

NEW YORK, August 13, 2019 – MarketAxess Holdings Inc. (Nasdaq: MKTX), the operator of a leading electronic trading platform for fixed-income securities, and the provider of market data and post-trade services for the global fixed-income markets, has entered into an agreement to acquire LiquidityEdge, a leading provider of an electronic U.S. Treasuries marketplace. The acquisition is valued at $150 million, including $100 million in cash and $50 million in MKTX stock, subject to customary purchase price adjustments.

Established in 2015, LiquidityEdge offers a bespoke trading ecosystem to connect a community of dealers, market-makers and institutional investors to trade in the $500 billion average-daily-volume U.S. Treasury market. LiquidityEdge’s innovative custom liquidity pools, as well as direct dealer streaming capabilities, for on- and off-the-run U.S. Treasuries has been quickly adopted by a diverse client base. In conjunction with MarketAxess’ global trading network of over 1,600 institutional participants, this acquisition creates a compelling combination for global fixed income market participants.

Chris Concannon, President and Chief Operating Officer of MarketAxess, commented, “Through the acquisition of LiquidityEdge, we are bringing rates trading capabilities to MarketAxess to complement our leading position of electronic trading in the global credit markets. This will not only enhance the trading experience for our dealer and institutional investor clients, but also offer a truly innovative solution for dealers to stream U.S. Treasury quotes to a tailored audience.”

Nichola Hunter, Chief Executive Officer of LiquidityEdge, added, “Across a few short years, LiquidityEdge has grown to become one of the leading marketplaces to trade U.S. Treasuries. Offering an alternative to incumbent trading protocols, LiquidityEdge continues to record daily highs in excess of $25 billion. That tremendous growth is made possible by our cutting-edge approach to liquidity management and superior technology solutions, something also shared by MarketAxess. MarketAxess has been a true pioneer in driving the evolution of the fixed income markets, and we’re thrilled that LiquidityEdge will add to that story.”

MarketAxess also announces the expansion of hedging capabilities to include Treasury hedging for MarketAxess’ credit products, utilizing LiquidityEdge’s technology infrastructure and robust liquidity network. Currently in development and targeted to launch the initial phase in the fourth quarter of 2019, this new functionality will enhance a client’s ability to simultaneously hedge a credit spread transaction within the same workflow, maximizing efficiency and reducing rate movement risk. The partnership with LiquidityEdge will add Treasury net hedging capabilities for aggregated sets of corporate bond trades.

The transaction is expected to close in the fourth quarter of 2019, subject to the satisfaction of customary closing conditions, including the receipt of required regulatory approvals.

Rick McVey, Chairman and Chief Executive Officer, Chris Concannon, President and Chief Operating Officer and Tony DeLise, Chief Financial Officer, will host a conference call today at 4:30pm EST with investor analysts to discuss the acquisition. To access the conference call, please dial 855-425-4206 (U.S.) or 484-756-4249 (international). The Company will also host a live audio Webcast of the conference call on the Investor Relations section of the Company’s website at http://investor.marketaxess.com. A replay of the call will be made available by dialing 855-859-2056 (U.S.) or 404-537-3406 (international) for one week after the announcement. The passcode for replay callers is 9197269. The Webcast will also be archived on http://investor.marketaxess.com for 90 days following the announcement.

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About MarketAxess

MarketAxess operates a leading, institutional electronic trading platform delivering expanded liquidity opportunities, improved execution quality and significant cost savings across global fixed-income markets. A record $1.7 trillion of U.S. investment-grade bonds, U.S. high yield bonds, emerging market debt, Eurobonds and other fixed income securities traded through MarketAxess’ patented trading technology in 2018. The global community of 1,600 firms trading on MarketAxess today include the world’s leading asset managers and institutional broker-dealers. MarketAxess’ award-winning Open Trading™ marketplace is regarded as the preferred all-to-all trading solution in the global credit markets, creating a unique liquidity pool for a broad range of credit market participants. Drawing on its deep data and analytical resources, MarketAxess enables automated trading solutions and, through its Trax® division, provides a range of pre- and post-trade services and products.

MarketAxess is headquartered in New York and has offices in London, Amsterdam, Boston, Chicago, Los Angeles, Miami, Salt Lake City, San Francisco, São Paulo, Hong Kong and Singapore. For more information, please visit www.marketaxess.com.

About LiquidityEdge

LiquidityEdge offers an alternative trading model for the U.S. Treasury market with a choice of relationship-based execution models that deliver direct and order book trading access to a broad range of market participants.

Founded in 2015 by David E. Rutter, LiquidityEdge is an SEC registered broker-dealer and member of FINRA. Clients can choose between one-to-one or many-to-many trading models, facilitating a combination of anonymous and disclosed streaming of executable prices, creating a personalized order book for each participant.

LiquidityEdge is headquartered in New York and has an office in London. For more information, please visit: www.liquidityedge.trade

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including statements about the outlook and prospects for Company and industry growth, as well as statements about the Company’s future financial and operating performance. These and other statements that relate to future results and events are based on MarketAxess’ current expectations. The Company’s actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including: global economic, political and market factors; the volatility of financial services markets generally; the level of trading volume transacted on the MarketAxess platform; the absolute level and direction of interest rates and the corresponding volatility in the corporate fixed-income market; the level and intensity of competition in the fixed-income electronic trading industry and the pricing pressures that may result; the variability of our growth rate; the rapidly evolving nature of the electronic financial services industry; our ability to introduce new fee plans and our clients’ response; our exposure to risks resulting from non-performance by counterparties to transactions executed between our clients in which we act as an intermediary in matched principal trades; our dependence on our broker-dealer clients; the loss of any of our significant institutional investor clients; our ability to develop new products and offerings and the market’s acceptance of those products; the effect of rapid market or technological changes on us and the users of our technology; our ability to successfully maintain the integrity of our trading platform and our response to system failures, capacity constraints and business interruptions; our vulnerability to cyber security risks; our ability to protect our intellectual property rights or technology and defend against intellectual property infringement or other claims; our ability to enter into strategic alliances and to acquire other businesses and successfully integrate them with our business; our ability to comply with new and existing laws, rules and regulations both domestically and internationally; our ability to maintain effective compliance and risk management methods; the strain of growth initiatives on management and other resources; our future capital needs and our ability to obtain capital when needed; limitations on our operating flexibility contained in our credit agreement; and other factors. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. More information about these and other factors affecting MarketAxess’ business and prospects is contained in MarketAxess’ periodic filings with the Securities and Exchange Commission and can be accessed at www.marketaxess.com.

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MarketAxess Media Relations Contacts:

Kyle White

MarketAxess Holdings Inc.

+1 212 813 6355

kwhite@marketaxess.com

Bill McBride

RF | Binder

+1 917 239 6726

MarketAxessPR@rfbinder.com

Investor Relations Contact:

David Cresci

MarketAxess Holdings Inc.

+1 212 813 6027

dcresci@marketaxess.com

LiquidityEdge Media Relations Contact:

Chatsworth Communications

+44 (0)20 7440 9780

contact@chatsworthcommunications.com